EXHIBIT 23.1

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-00000) (which also constitutes Post-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-110279)) and related combined prospectus of The Stanley Works (the "Company") for the registration of up to $900,000,000 of one or more securities of the Company including, without limitation, debt securities, preferred stock, common stock, warrants, depositary shares, stock purchase contracts and stock purchase units and to the incorporation by reference therein of our report dated January 28, 2004 (except for Note V, as to which the date is March 9, 2004), with respect to the consolidated financial statements and schedule of the Company included in its Annual Report (Form 10-K) for the year ended January 3, 2004, filed with the Securities and Exchange Commission.


                                                       /s/ Ernst & Young LLP

Hartford, Connecticut
July 21, 2004